EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NACEL Energy Completes Key Milestone at Snowflake Wind Project in Arizona

PHOENIX, AZ – Tuesday December 29, 2009 – NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”) (“NACEL Energy”), a wind power company in business to generate clean, renewable energy, today confirmed it has delivered engineering drawings and other technical documentation, including wind turbine selection and a proposed date of commissioning (operations), pursuant to a recent submission of a formal request for interconnection, to Arizona Public Service (APS), for the Company’s Snowflake wind power project, located in Navajo County, Arizona.

NACEL Energy Chief Executive Officer, Paul Turner, Ph.D., stated:

“On July 28, 2009 we announced our Snowflake wind power project, stating we would complete the engineering and gather the technical documentation required for our interconnection to APS, in a period of months. This important step in the development of Snowflake has been achieved.  In addition, we are also able to advise shareholders and other interested parties that the size of the Snowflake project has been increased from 10 MW to 20 MW.”

NACEL Energy now has six active requests for the interconnection of 130 MW of new wind energy generation facilities to the nation’s electric grid. In addition to 20 MW at Snowflake, the Company’s 30 MW Blue Creek project in Moore County, Texas is now before Southwestern Public Service Company (a subsidiary of XCEL Energy), the 20 MW Channing Flats, also in Moore County, is before Southwest Power Pool, the 20 MW Swisher and 10 MW Hedley Pointe projects, both in Donley County, Texas, are before Golden Spread Electric Cooperative (as agent for Swisher Electric Cooperative) and the 20 MW Leila Lake project, also in Donley County, is before Southwest Power Pool.

NACEL Energy anticipates a period of several months, or longer, before a final interconnection agreement is executed at Snowflake. In the interim, other important milestones are also underway including, without limitation, obtaining turbine debt financing and a power purchase agreement. Accordingly, the Company cautions that commissioning (operations) at Snowflake is not expected until the fourth quarter 2010, or later depending on future events.

About NACEL Energy Corporation (OTC BB: NCEN)

NACEL Energy is one of the first publicly traded companies in America exclusively developing clean, renewable, utility scale wind power. NACEL Energy has commenced work on its latest Snowflake project in Arizona in addition to Leila Lakes, Hedley Pointe, Swisher, Channing Flats and Blue Creek, all located in the Texas Panhandle.  NACEL Energy currently anticipates generating an aggregate 130 MW, or more, of new wind power upon their completion. In addition, the Company is currently assessing the feasibility of additional project opportunities in Kansas and Illinois. NACEL Energy was founded in 2006 and successfully completed its IPO in December of 2007.

For more information visit our website www.nacelenergy.com

NACEL Energy
The WIND POWER COMPANYTM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. This press release cautions that NACEL Energy must undertake and complete many steps in the development model before the generation of wind energy can commence. Among the numerous items which have to be completed in this regard include, without limitation, obtaining pertinent agreements and permits, construction of project facilities, satisfying financial requirements and other burdens. Interested persons are encouraged to read the SEC reports of NACEL Energy, particularly its Annual Report on Form 10-K for the fiscal year ended March 31st 2009, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

Contact:

NACEL Energy Shareholder Services
1-888-242-5848